UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 9, 2003

Date of Report (Date of earliest event reported)

EXULT, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30035	33-0831076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 Innovation Drive, Suite 200

Irvine, CA 92612

(Address of principal executive offices)

(949) 856-8800

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address of principal executive offices, if changed since last report)

Item 2.    Acquisition or Disposition of Assets

On June 9, 2003, Exult, Inc. (the “Company”) entered into a Sale and Purchase Agreement with PricewaterhouseCoopers LLP and various affiliated PricewaterhouseCoopers entities (collectively, the “PwC Entities”). A copy of the Sale and Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by this reference. The purchase price paid by the Company was approximately $16,750,000 in cash, which was negotiated at arm’s length and was paid from the Company’s existing cash balances. The transaction involved the purchase of assets from certain of the selling entities, and of certain corporations. The acquired assets and entities constituted a business process outsourcing business that the Company intends to continue operating.

The Company’s press release announcing the transaction is included herein as Exhibit 99.1.

Item 7.    Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

The financial information required by this item will be filed by amendment within 60 days of  June 24, 2003.

(b)	Pro forma financial information.

The financial information required by this item will be filed by amendment within 60 days of June 24, 2003.

(c)	Exhibits.

2.1	Sale and Purchase Agreement, among Exult, Inc., PwC BPO BV, PwC BPO (UK) Limited, PricewaterhouseCoopers (Resources), P.W. & Co., PricewaterhouseCoopers LLP (UK), PricewaterhouseCoopers LLP (US), PricewaterhouseCoopers Accountants NV, and PricewaterhouseCoopers Belastingadviseurs NV, dated as of June 9, 2003

99.1	Press Release dated June 9, 2003, of the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exult, Inc. (Registrant)

/s/ Brian W. Copple

Brian W. Copple, Vice President (Signature)

Date:    June 24, 2003

Exhibit Index

Exhibit 2.1	Sale and Purchase Agreement, among Exult, Inc., PwC BPO BV, PwC BPO (UK) Limited, PricewaterhouseCoopers (Resources), P.W. & Co., PricewaterhouseCoopers LLP (UK), PricewaterhouseCoopers LLP (US), PricewaterhouseCoopers Accountants NV, and PricewaterhouseCoopers Belastingadviseurs NV dated as of June 9, 2003

Exhibit 99.1	Press Release dated June 9, 2003, of the Registrant

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